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                                                                   EXHIBIT 10.55


                                SECOND AMENDMENT
                                       TO
                AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

     THIS SECOND AMENDMENT TO AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "Amendment"), dated as of February 20, 2001, by and among Radiologix, Inc., a Delaware corporation (the "Company"), SKM-RD LLC, a Delaware limited liability company ("Parent"), and SKM-RD Acquisition Corp., a Delaware corporation and a direct, wholly owned subsidiary of Parent ("Purchaser").

                                    RECITALS:

     WHEREAS, the parties to the Amended and Restated Agreement and Plan of Merger, dated as of September 12, 2000 (as amended, the "Merger Agreement"), among the Company, Parent and Purchaser desire to amend the Merger Agreement to, among other things, extend the Outside Date.

     NOW, THEREFORE, BE IT RESOLVED, that, in consideration of the foregoing and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree that the Merger Agreement shall be amended as follows:

     1. Extended Election Date. The first two sentences of Section 1.6(d)(ii) of the Merger Agreement are hereby deleted in their entirety and replaced with the following:

          "(ii) Elections shall be made by holders of Shares by delivering the Form of Election to the Exchange Agent. To be effective, a Form of Election must be properly completed, signed and submitted to the Exchange Agent by no later than 5:00 p.m. (New York City time) on a date to be agreed upon by Parent and the Company that is no later than the second Business Day immediately preceding the Closing Date (such date being the "Election Date"), and accompanied by (A)(x) the Certificates representing the Shares as to which the Election is being made or (y) an appropriate guarantee of delivery of such Certificates as set forth in such Form of Election from a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, provided such Certificates are in fact delivered to the Exchange Agent within three American Stock Exchange ("AMEX") trading days after the date of execution of such guarantee of delivery (a "Guarantee of Delivery"),


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     and (B) a properly completed and signed letter of transmittal."

     2. Financing Representation. Section 3.6 of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

          "3.6. UBS Financing Arrangements. Parent has delivered to the Company on or prior to the date hereof the executed commitment letter (including Annex I thereto, the "Commitment Letter") of UBS AG, Stamford Branch ("UBS") with respect to the financing of the transactions described herein (the financing with UBS being referred to herein as the "UBS Financing", and the UBS Financing, the financing arrangements described in the Commitment Letter or such other financing arrangements necessary to complete the Merger, the "Financing")."

     3. Additional Capital. Section 4.1(f) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

          "(f) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, other than in any such case pursuant to any agreement set forth in Section 2.13 of the Company Disclosure Letter; provided, however, that the Company shall have the right
     (i) to incur indebtedness or issue or sell securities after the date hereof in an amount not to exceed $10,000,000 in the aggregate, (ii) to increase the total amount that it can borrow under the Credit Agreement among the Company, General Electric Capital Corporation, as Agent, and the other lenders party thereto (or any amendment or replacement thereof) (the "GE Credit Agreement"), to an amount not to exceed $200,000,000 in the aggregate, and (iii) to have discussions with UBS and its Affiliates about UBS or one or more of its Affiliates becoming a lender under the GE Credit Facility;"

     4. Capital Expenditures. Section 4.1(h) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:



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          "(h) make any capital expenditures (i) in calendar year 2000 that would, together with all capital expenditures previously incurred by the Company since January 1, 2000, exceed the amount set forth in the Company's capital expenditure budget for year 2000 previously provided to Purchaser by more than $3,000,000 in the aggregate or (ii) in the six-month period ending June 29, 2001 that would, together with all capital expenditures previously incurred by the Company since January 1, 2001, exceed the amount set forth in the Company's capital expenditure budget for such six-month period previously provided to Purchaser by more than $1,500,000 in the aggregate;"

     5. Financing Covenant. The first sentence of Section 4.11 of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

     "Parent shall use commercially reasonable efforts to obtain the Financing, on terms satisfactory to Parent in its sole discretion. Completion of the Financing is subject to full syndication or placement on terms satisfactory to Parent in its sole discretion."

     6. Preemptive Rights. The Merger Agreement is hereby amended to add thereto the following Section 4.12:

          "4.12. Right to Participate. In the event that the Company determines to exercise its right to issue any securities pursuant to Section 4.1(f)(i), the Company will first submit to Parent and the Purchaser (collectively, the "Offerees") a bona fide written offer as received from a third party identifying the specific terms of the proposed issuance by the Company to such third party (including price, terms of the securities, including with respect to debt securities, the aggregate principal amount of debt securities being offered, interest rate, covenants and events of default), and offer to each of the Offerees the opportunity to purchase such securities on the terms and conditions contained in such notice. The Company will keep such offer open and irrevocable for a period of ten Business Days following receipt by the Offerees of such written notice, and the Offerees will have the right to elect to purchase such securities so offered by giving written notice thereof to the Company within such ten Business Day-period. In the event the Offerees do not elect to provide such financing within such ten Business Day-period, the Company may, at any time within 180 calendar



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     days following the termination of the above-referenced ten Business
     Day-period, offer such securities to any other third party, but only on terms and conditions no more favorable to the purchasers thereof than those set forth in the initial offer to the Offerees. The Company will not offer, sell or issue any such securities after such 180 calendar-day period or on terms and conditions more favorable to the purchasers thereof than those set forth in the original offer notice to the Offerees without renewed compliance with this Section 4.12."

     7. Financing Condition. Section 5.2(e) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

          "(e) Financing. The Financing shall have been fully syndicated or placed on terms satisfactory to Parent in its sole discretion."

     8. Outside Date. Section 6.2(a) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

          "(a) the Merger shall not have occurred on or before June 29, 2001 (the "Outside Date"); provided, however, that no party may terminate this Agreement pursuant to this Section 6.2(a) if such party's breach of any of its obligations under this Agreement shall have been the reason that the Merger shall not have occurred on or before said date; or"

     9. Termination of Side Letter. The letter agreement dated as of August 22, 2000 between the Company and Parent relating to the MICA Acquisition (as such term is defined therein) is hereby terminated in all respects.

     10. No Waiver. The parties hereto acknowledge and agree that by entering into this Amendment and extending the Outside Date for completion of the Merger, neither Parent nor Purchaser shall be deemed to have waived its right to claim a failure of any of the conditions set forth in Sections 5.2(a), 5.2(b) or 5.2(d) of the Merger Agreement as a result of the occurrence of any fact, event, change, development, condition or effect occurring between August 22, 2000 and the date of this Amendment, whether known or unknown by Parent or Purchaser.

     11. Authorization and Effect. This Amendment has been duly authorized, executed and delivered by the parties hereto



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and constitutes the respective valid, binding and enforceable obligation of the parties hereto. Except as specifically amended hereby, the terms and provisions of the Merger Agreement are hereby ratified and confirmed in all respects and shall remain in full force and effect as of the date it was first executed. This Amendment will not be effective until a duly authorized and executed counterpart signature page has been delivered by each of the parties hereto.

     12. Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles.

     13. Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. A facsimile copy of a signature page shall be deemed to be an original signature page.

     14. Interpretations. Neither this Amendment nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Amendment shall be considered the draftsman.

     15. Severability. Any term or provision of this Amendment which is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment or affecting the validity or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction. If any provision of this Amendment is so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

     16. Capitalized Terms. Terms used herein with initial capital letters that are not defined herein shall have the meanings set forth in the Merger Agreement.

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     IN WITNESS WHEREOF, the parties have caused this Second Amendment to
Amended and Restated Agreement and Plan of Merger to be executed and delivered on their behalf by officers thereunto duly authorized on the day and year first above written.


                                       RADIOLOGIX, INC.


                                       By:
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                                           Mark L. Wagar
                                           Chief Executive Officer


                                       SKM-RD LLC


                                       By: The SKM Equity Fund III,
                                           L.P., its Managing Member

                                           By: SKM Partners, L.L.C.,
                                               its General Partner


                                       By:
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                                           John F. Megrue, Jr.
                                           Authorized Signatory


                                       SKM-RD ACQUISITION CORP.


                                       By:
                                           -------------------------
                                           William J. Gumina
                                           Vice President



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